Exhibit 99.3

WISA TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2024
(in thousands, except share and per share data)

	WISA	CSI	Entity Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$3,921	$65	$12,649	A	$(12,065)	B	$4,570
Accounts receivable	177	261	-		(261)	B	177
Unbilled receivable	-	138	-		-		138
Inventories	1,860	154	-		-		2,014
Prepaid expenses and other current assets	1,099	144	-		-		1,243
Total current assets	7,057	762	12,649		(12,326)		8,142
Property and equipment, net	62	2,876	-		-		2,938
Intangible assets and goodwill	-	-	87,188	A	36,312	B	123,500
ROU asset	-	784	-		-		784
Notes receivable	323	-	-		-		323
Other assets	575	134	-		-		709
Total assets	$8,017	$4,556	$99,837		$23,986		$136,396

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity / (Deficit)
Current Liabilities:
Accounts payable	$1,689	$502	$-		$-		$2,191
Current Portion of Long Term Debt	-	1,408	-		(1,408)	C	-
Line of credit	-	1,075	-		(1,075)	C	-
Accrued liabilities	1,434	-	450	A	63	D	1,947
Accrued expenses	-	2,591	-		-		2,591
Customer deposits	-	330	-		-		330
Operating lease obligation	-	333	-		-		333
Loan from shareholder	-	1,545			(1,545)	C	-
Total current liabilities	3,123	7,784	450		(3,965)		7,392
Loan payable, net of current	-	-	10,000	A	10,000	B	20,000
Convertible note	-	-	-		-		-
Capital lease obligation	-	-	-		-		-
Operating Lease Obligations, net of Current	-	452	-		-		452
Warrant liabilities	19	-	-		-		19
Other liabilities	580	-	-		-		580
Total liabilities	3,722	8,236	10,450		6,035		28,443

Commitments and contingencies

Stockholders’ Equity / (Deficit):
Common stock, par value $0.0001; 300,000,000 shares authorized; 7,767,828 and 222,380 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	-	-		-		1
Additional paid-in capital	296,386	4,160	94,649	A	13,118	B	408,313
Accumulated deficit	(292,092)	(7,497)	(5,262)	A	4,490	D	(300,361)
Less treasury stock	-	(343)	-		343	D	-
Total stockholders’ equity / (deficit)	4,295	(3,680)	89,387		17,951		107,953
Total liabilities, convertible preferred stock and stockholders’ equity / (deficit)	$8,017	$4,556	$99,837		$23,986		$136,396

WISA TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2024
(in thousands, except share and per share data)

	WISA	CSI		Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$1,772	$8,931		$-		$10,703
Cost of revenue	1,618	6,476		-		8,094
Gross profit (deficit)	154	2,455		-		2,609
Operating Expenses:
Research and development	5,729					5,729
Sales and marketing	2,777	789		-		3,566
General and administrative	6,454	1,239		-		7,693
Depreciation expense and amortization		708		7,756	E	8,464
Total operating expenses	14,960	2,736		7,756		25,452
Loss from operations	(14,806)	(281)		(7,756)		(22,843)

Interest income (expense), net	(1,260)	(275)		(513)	F	(2,048)
Decrease (increase) in fair value of warrant liabilities	(29,120)	-		-		(29,120)
Loss on debt extinguishment	—	-		-		-
Other income (expense), net	136	(73)		-		63
Loss before provision for income taxes	(45,050)	(629)		(8,269)		(53,948)
Provision for income taxes	—	-		-		-
Net loss	(45,050)	(629)		(8,269)		(53,948)
Deemed dividend on conversion of Series B preferred for common stock and repurchase of Series B preferred stock	(5,842)					(5,842)
Deemed dividend on issuance of common stock and warrants in connection with amendment to warrants to purchase common stock	(2,253)					(2,253)
Net loss attributable to common stockholders	$(53,145)					$(62,043)
Net loss per common share - basic and diluted	$(16.81)					$(1.04)
Weighted average number of common shares used in computing net loss per common share	3,162,227	46,134,969	G	10,600,000	G	59,897,196

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2023
(in thousands, except share and per share data)

	WISA	CSI		Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$2,083	$12,302		$-		$14,385
Cost of revenue	5,540	8,942		-		14,482
Gross profit (deficit)	(3,457)	3,360		-		(97)

Operating Expenses:
Research and development	7,456	-		-		7,456
Sales and marketing	5,177	1,442		-		6,619
General and administrative	5,367	1,614		-		6,981
Depreciation and amortization		2,181		10,359	E	12,540
Total operating expenses	18,000	5,237		10,359		33,596
Loss from operations	(21,457)	(1,877)		(10,359)		(33,693)

Interest expense, net	(932)	(243)		(788)	F	(1,963)
Change in fair value of warrant liability	4,510			-		4,510
Loss on impairment of capitalized software		(1,614)		-		(1,614)
Change in fair value of derivative liability	—			-		-
Loss on debt extinguishment	(837)			-		(837)
Other expense, net	(1)	(428)		-		(429)
Loss before provision for income taxes	(18,717)	(4,163)		(11,147)		(34,027)
Provision for income taxes	4	-		-		4
Net loss	(18,721)	(4,163)		(11,147)		(34,031)
Deemed dividend on conversion of convertible preferred for common stock	(6,360)					(6,360)
Net loss attributable to common stockholders	$(25,081)					$(40,391)
Net loss per common share - basic and diluted	$(3.18)					$(0.62)
Weighted average number of common shares used in computing net loss per common share	7,898,469	46,134,969	G	10,600,000	G	64,633,438

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The audited annual and unaudited interim historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements in accordance with Article 11 of the SEC’s Regulation S-X to give effect to pro forma events that are (1) directly attributable to the Acquisition, the Asset Purchase, and the Inducement (2) factually supportable and (3) with respect to the pro forma consolidated statements of operations, expected to have a continuing impact on the consolidated results following the closing of the transactions contemplated by the CSI Asset Purchase Agreement, the Asset Purchase and the Inducement.

The unaudited pro forma condensed consolidated financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements as adjusted to give effect to the Company’s Acquisition, the Asset Purchase and the Inducement. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, gives effect to the acquisition as of that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2024, and the twelve months ended December 31, 2023, give effect to the acquisition as if it occurred on the beginning of such periods.

The allocation of the consideration transferred used in the unaudited pro forma condensed consolidated financial statements is based upon a preliminary valuation by management of the consideration transferred and does not represent a preliminary allocation of all of the assets and liabilities to be acquired in the Acquisition due to the Company not having sufficient time from the date of the announcement of the pending acquisition and the pro forma. The final estimate of the fair value of the assets will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to material change upon the finalization of internal studies and third-party valuations of assets, which may include intangible assets, and certain liabilities.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and is not necessarily indicative of what the consolidated Company’s financial position and results of operations would have actually been had the transaction been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the transaction. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations of the Company.

The unaudited pro forma combined financial information herein has been adjusted to depict the accounting of a business combination for the Acquisition (“Transaction Accounting Adjustments”), which reflect the application of the purchase accounting required by U.S. GAAP and SEC rules and regulations. The unaudited pro forma combined financial information does not present any synergies that are expected to occur (“Management’s Adjustments”).

The Acquisition is expected to be accounted for using the acquisition method of accounting, pursuant to ASC 805, Business Combinations, with the Company considered the accounting and legal acquirer. The unaudited pro forma condensed combined financial information reflects the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates will be determined based on discussions between us and CSI and through due diligence efforts. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the CSI assets acquired and liabilities assumed have not been completed. Significant assets and liabilities that are subject to preparation of valuation studies to determine appropriate fair value adjustments include intangible assets and deferred income tax liability. Changes to the fair values of these assets and liabilities will also result in goodwill recorded from the acquisition, which could be material.

These financial statements also do not include any integration costs the Company may incur related to the transaction.

Note 2 — Summary of Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Note 3 — Preliminary Purchase Consideration

On December 19, 2024, the Company entered into the CSI Asset Purchase Agreement with CSI, pursuant to which the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under the transferred assets, including CSI’s customer contracts, trademarks, and other intellectual property. The transaction is expected to close in 2025.

Pursuant to the CSI Asset Purchase Agreement, the Company has agreed to acquire the transferred assets for an aggregate purchase price which shall consist of  (i) the exclusivity payment fee of $1.0 million, (ii) the breakup fee of $1.0 million, (iii) an amount in cash equal to $10.0 million, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted common stock of the Company, par value $0.0001 per share, (v) $5.0 million payable in the form of a First Convertible Note issued by the Company to CSI, and due the second anniversary of closing, (vi) $5.0 million payable in the form of a Second Convertible Note, issued by the Company to CSI, and due the second anniversary of closing, and (vii) the assumption of the transferred liabilities as they relate to transferred assets. The exclusivity payment fee is non-refundable and is paid to CSI on the date of the CSI Asset Purchase Agreement. The breakup fee is required to be delivered to an escrow agent within six business days after the date of the CSI Asset Purchase Agreement and is refundable under certain circumstances as set forth in the CSI Asset Purchase Agreement.

The following table highlights the components of the preliminary purchase consideration:

Exclusivity fee	$1,000,000
Break-up fee	1,000,000
Cash payment on closing	10,000,000
Common stock	17,278,000
1st convertible note	5,000,000
2nd convertible note	5,000,000
$39,278,000

This preliminary fair value has been used to prepare pro forma adjustments in the pro forma consolidated balance sheet and statements of operations. The preliminary allocation of purchase price has not been performed yet due to the Company not having sufficient time from the announcement of the pending acquisition and will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation will differ materially from the amounts used in the pro forma adjustments. The final allocation may include (1) changes in allocations to intangible assets such as customer lists, trade names, technology and goodwill, and (2) other changes to the estimated lives of the assets (3) assumptions used for financing, and (4) the assumption of any liabilities.

In accordance with the CSI Asset Purchase Agreement the purchase price includes 17.3 million in common stock based on the closing price of the Company’s common stock as of January 14, 2025, which was $1.63.

Note 4 — Pro Forma Transaction Accounting Adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

A. To adjust for the closing of the Data Vault Asset Purchase transaction which closed on December 31, 2024 for consideration of 40,000,000 shares of common stock at a closing stock price of $2.05 on the date of close, for an aggregate fair value of $82.0 million and a promissory note to Data Vault of $10.0 million. The transaction is accounted for as an asset purchase with the fair value of the intangibles acquired recorded at $92.0 million, equal to the consideration transferred. The pro forma adjustment includes accumulated amortization of $4.8 million for the nine months ended September 30, 2024, assuming the purchase occurred at the beginning of the period and estimated life on the intangible assets of 14.3 years. The actual useful life of the intangibles could be materially different after the detailed valuation study is performed. Accumulated deficit includes estimated payment of interest on the promissory note of $0.5 million using an interest rate of 6% and amortization of $4.8 million for the nine months ended September 30, 2024.

To adjust the cash balance for (i) the inducement of the Company’s February warrants at $1.70 exercise price per warrant for which inducement exercises took place from December 23, 2024 to December 26, 2024 for net proceeds of $2.6 million after fees and (ii) the anticipated equity offering proceeds required to fund the cash consideration of the CSI Asset Purchase Agreement of $10 million to be transferred on closing. The Company cannot be certain of the terms of the equity financing or if it will even receive financing. The terms of the financing may vary significantly from what is included in this estimate.

B. To record consideration of (i) $10 million cash consideration to be transferred at closing of the CSI Acquisition, (ii) $1 million exclusivity fee paid in cash on entering into the CSI Asset Purchase Agreement, (iii) $1 million break up fee paid in cash on entering into the CSI Asset Purchase Agreement, (iv) to adjust the issuance of the Convertible Notes in the aggregate of $10 million and (v) to adjust additional paid in capital for common stock consideration to be issued of 10,600,000 shares using an estimated closing stock price on January 14, 2025 of $1.63 per share for an estimated aggregate fair value of the common stock of $17.3 million. The resulting combined intangible assets to be recorded is $40.0 million. This pro forma adjustment does not allocate any of the transaction price to goodwill due to the Company not having sufficient time to perform detailed valuation studies of the intangibles acquired. When the detailed valuation studies are performed, we expect the recording of goodwill and therefore the amount allocated to intangible assets will be less.

C. To record the payoff of indebtedness using proceeds from the purchase consideration as outlined in the CSI Asset Purchase Agreement in the current portion of long-term debt for estimated amounts based on September 30, 2024 balances of (i) the term loan of $1.4 million and (ii) a line of credit of $1.1 million and in loan payable, net of current for a shareholder loan of $1.5 million.

D. To record (i) the pro forma adjustment to eliminate CSI equity, (ii) the pro forma adjustment for recording estimated amortization of the intangibles acquired in the CSI Acquisition of $2.9 million based on an estimated 10 year useful life and (iii) the pro forma adjustment to record interest due of $63 thousand on the issuance of the First Convertible Note at 5% to begin accruing 6 months after the closing date of the transaction. All pro forma adjustments assume the transaction occurs at the beginning of the period.

E. To record amortization of acquired intangibles estimated to be $4.8 million in the Data Vault Asset Purchase and $2.9 million for acquired intangibles in the CSI Acquisition for the nine months ended September 30, 2024 and $6.4 million for the Data Vault Asset Purchase and $3.9 million for CSI for the year ended December 31, 2023. For acquired intangibles in the Data Vault Asset Purchase an estimated useful life of 14.3 years was used and for the acquired intangibles in the CSI Acquisition an estimated combined useful life of ten years was used.

F. To record interest on the note payable issued in the Data Vault Asset Purchase for $0.5 million and the interest on the Convertible Notes issued as consideration for CSI of $63 thousand for the nine months ended September 30, 2024 and to record interest on the note payable issued in the Data Vault Asset Purchase of $0.6 million and the interest on the Convertible Notes issues as consideration for CSI of $0.2 million for the year ended December 31, 2023, assuming the transaction took place at the beginning of such periods.

G. To record the issuance of shares of common stock for (i) the DV Asset Purchase issuance of 40,000,000 shares of common stock paid on closing on December 31, 2024, (ii) the issuance of 10,600,000 shares of common stock to be issued at closing of the CSI Acquisition, and (iii) the issuance of 6,134,969 shares of common stock at the closing stock price of January 14, 2025 of $1.63 per share for the needed financing of the $10 million cash payment due at the closing of the CSI Acquisition for which the Company needs to obtain adequate financing to complete.